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                                                                 Exhibit 23.1




                        INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Gaylord Container Corporation on Form S-4 of our report dated October 30, 1997, included in the Annual Report on Form 10-K of Gaylord Container Corporation, and to the use of our report dated October 30, 1997 (February 13, 1998 as to Note 19), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 23, 1998